Exhibit 16.1

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: UNIVERSAL BIOENERGY, INC.

This is to confirm that the client-auditor relationship between Universal Bioenergy, Inc. and Murrell, Hall, McIntosh & Co., PLLP ceased as of December 20, 2007 in regards to all accounting and auditing services and all quarterly reports; provided, however that we did not review the Company’s financial statements for the fiscal quarter ended October 31, 2007 as the Company did not file its Form 10QSB for such period until after our relationship had ceased. For the period from original retention to July 31, 2007, and from the subsequent interim period through Murrell, Hall, McIntosh & Co., PLLP’s dismissal on December 20, 2007, there has been no disagreement between the Company and Murrell, Hall, McIntosh & Co., PLLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Murrell, Hall, McIntosh & Co., PLLP would have caused it to make a reference to the subject matter of the disagreement in connection with any report it might have issued.

We have read Item 4.01 (1)(i), Item 4.01 (1) (ii) Item (1)(iv) and Item 4.01 (1) (vi) included in the Form 8K/A filed with the Securities and Exchange Commission (“Form 8K/A”) and am in agreement with the statements contained therein.

Regarding Item 4.01 (1) (iii) we do not have sufficient knowledge to confirm or deny this statement.

Regarding Item 4.01 (1) (v) we can confirm only to the extent of our review work done for the quarter ended July 31, 2007. We did not perform the January 31, 2007 audit and we performed no services for any period subsequent to July 31, 2007. Therefore we cannot confirm or deny the accuracy of this statement as to any period other than for the six months period ended July 31, 2007. We concur with this statement as it relates to the six months period ended July 31, 2007

MURRELL, HALL, MCINTOSH & CO., PLLP

/s/MURRELL, HALL, MCINTOSH & Co., PLLP
February 26, 2008
Oklahoma City, Oklahoma